EXHIBIT 10.4

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (this "Agreement"), entered into this 19th day of December, 1996, by and among FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Buyer"), JACK WINTERS ENTERPRISES, INC. (d/b/a Motorcars of Stuart), an Illinois corporation (the "Seller"), JACK WINTERS, an individual ("JW"), and F. CRAIG CLEMENS, an individual ("CC"; and, collectively with JW, (the "Stockholders");

                              W I T N E S S E T H:

         WHEREAS, the Seller is engaged in a business consisting of a retail automobile dealership for Volkswagen and Volvo automobiles and other consumer vehicles (collectively, the "Business"); and

         WHEREAS, the Stockholders are collectively the record and beneficial owners of all of the issued and outstanding capital stock of the Seller, and as such will derive substantial benefit from the transactions contemplated by this Agreement; and

         WHEREAS, in connection with and in furtherance of the Business, the Seller is the owner of certain assets and properties; and

         WHEREAS, the Seller desires to sell substantially all of its assets and properties to the Buyer, and the Buyer desires to purchase such assets and properties, and the Business as a going concern, all upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

            1. ACQUIRED ASSETS.

               1.1 THE ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is hereinafter defined), the Seller shall sell, transfer and deliver to the Buyer, and the Buyer shall purchase and receive from the Seller, all of the following assets, properties, improvements and business of the Seller as same are constituted on the Closing Date:

                  (a) All franchise rights of the Seller with respect to its Volkswagen and Volvo dealerships;

                  (b) All new, unused, undamaged and never damaged 1996, 1997 and 1998 model-year Volkswagen and Volvo vehicles owned by the Seller (or on consignment to the Seller) and held for

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purchase or lease at the Seller's business location at 4205 South Federal
Highway, Stuart, Florida 34997 (the "Premises");

                  (c) All of the Seller's 1996 and 1997 model-year Volvo service loaners at the Premises;

                  (d) All used vehicle inventory of the Seller at the Premises;

                  (e) All inventories of the Seller consisting of parts and/or accessories usable in the Volkswagen or Volvo dealerships (the "Inventory");

                  (f) All usable new tires, wheels, batteries, oil, grease and gasoline, if any, which the Seller has on hand;

                  (g) All tangible fixed assets, furniture, fixtures, machinery, equipment, tools, signage, vehicles (to the extent not held for purchase or lease) and other fixed assets of the Seller (the "Fixed Assets");

                  (h) Any and all prepaid expenses of and security deposits granted by the Seller;

                  (i) All trade names (including but not limited to the trade name "Motorcars of Stuart"), customer lists, supplier lists, trade secrets, technical information, and other such knowledge and information constituting the "know-how" of the Seller, and the good will of the Seller;

                  (j) All contract rights, commitments and claims of the Seller, including but not limited to customer deposits, orders and sales contracts held by the Seller with respect to the sale of new vehicles which are not yet delivered to the customer as of the Closing Date, service agreements, advertising agreements, and rights under manufacturer's warranties and any licenses or license agreements relating to patents, trademarks or other intangibles; and

                  (k) All software, books, records, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence and memoranda relating to the Assets and/or the business of the Seller.

               1.2 EXCLUDED ASSETS. Anything elsewhere contained in this Agreement to the contrary notwithstanding, the Assets shall not include, and the Buyer is not purchasing hereunder, (a) any cash, marketable securities, accounts receivable, notes receivable or lease receivables of the Seller, or (b) any assets of the Seller which do not relate to the Volkswagen and Volvo dealerships and are not listed or described in Section 1.1 above.

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            2. ASSUMED LIABILITIES.

               2.1 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller shall assign to the Buyer, and the Buyer shall assume, and agree to pay and perform when due, the following liabilities and obligations of the Seller, as same are constituted on the Closing Date (collectively, the "Assumed Liabilities"):

                  (a) The Seller's obligations under its floor planning agreements for new Volkswagen and Volvo vehicles, up to an aggregate amount equal to the Seller's aggregate actual invoice cost for those vehicles included in the Assets pursuant to Section 1.1(a) above;

                  (b) All obligations of the Seller from and after the Closing Date under the Reynolds & Reynolds lease for the Seller's data processing equipment;

                  (c) All obligations of the Seller from and after the Closing Date under the Seller's short-term sales trailer lease and telephone system contract financed with the Stuart Bank;

                  (d) All obligations of the Seller from and after the Closing Date under the Seller's short-term lease on two (2) Lanier copying machines;

                  (e) All obligations of the Seller from and after the Closing Date under the Volkswagen mandatory V-Crest rooftop dish lease; and

                  (f) All obligations of the Seller with respect to periods from and after the Closing Date under those contracts acquired by the Buyer pursuant to Section 1.1(j) above, and all obligations of the Seller to complete service work in process as of the Closing Date.

               2.2 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in Section 2.1 above, the Buyer shall not assume, or become in any way liable for, the payment or performance of any debts, liabilities or obligations (absolute or contingent) of the Seller (a) in the nature of customer claims, employee claims or other contingent liabilities arising out of or relating to any operations of the Seller prior to the Closing Date, (b) relating to any lease obligations of any kind other than as expressly set forth in
Section 2.1 above, (c) in respect of any indebtedness for money borrowed or any consignment or contingent purchase agreement, other than as expressly set forth in Section 2.1(a), (d) relating to any federal, state or local income, franchise, sales, use, property, excise, transfer, payroll or other taxes payable by or in respect of the Seller, including but not limited to any such taxes which may be assessable against the Seller arising out of, in connection

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with or as a result of the transactions contemplated by this Agreement and/or the consummation thereof, (e) relating to or arising out of any pending claims, actions, arbitrations and/or other proceedings against the Seller, (f) relating to recapture of any depreciation deduction or investment tax credit of the Seller, (g) relating to, arising out of, under or in respect of any employment agreement or consulting agreement (except to the extent expressly assumed by the Buyer by separate written agreement as of the Closing Date) or any benefit plan maintained by the Seller in respect of or for the benefit of any of its employees, or (h) not specifically assumed by the Buyer in Section 2.1 above.

            3. PURCHASE PRICE.

               3.1 CALCULATION OF PURCHASE PRICE. The net purchase price for the Assets (collectively, the "Purchase Price") shall be the amount calculated as follows:

                  (a) An amount equal to the aggregate actual factory invoice cost to the Seller for all new vehicles included in the Assets, provided that
(i) there shall be added or deducted, as the case may be, the cost of any dealer-installed or dealer-removed accessories and equipment in or from such vehicles, (ii) there shall be deducted any applicable rebate, refund or holdback actually received by or credited to the Seller on or prior to the Closing Date, and any premium loan or physical miscellaneous charges, (iii) the invoice cost shall not include any amounts for advertising funds, and (iv) no deduction will be taken against a vehicle's invoice cost by reason of such vehicle not having been "prepped" for delivery, provided that the Seller delivers to the Buyer any reimbursement cards applicable thereto; PLUS

                  (b) An amount equal to the aggregate actual factory invoice cost to the Seller for all Volvo service loaners purchased pursuant to Section 1.1(c) above, minus (i) $1,200 per vehicle, and (ii) $.40 per mile for each mile by which any of such vehicles exceeds 6,500 miles; PLUS

                  (c) An amount equal to (i) the designated "clean" wholesale value of all used vehicles being purchased by the Buyer pursuant to Section 1.1(d) above, as reflected in the Florida edition of the current Black Book with applicable additions and deductions for equipment and options, and an appropriate credit to the Buyer in the event of any damage discovered upon inspection of such used vehicles within five (5) days prior to the Closing Date, or (ii) in the case of any used vehicles for which no listing is available in the current Black Book, an amount equal to the Seller's actual inventory cost of such used vehicles; PLUS

                  (d) An amount equal to the book value on the Seller's books, on the Closing Date, of all gas, oil, grease, work

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in process (including, without limitation, customer service repair orders, including warranty items) and shop supplies; PLUS

                  (e) The sum of $300,000, plus or minus (as the case may be) any net change from June 30, 1996 to the Closing Date in the aggregate book value on the Seller's books of all Inventory (other than Volkswagen parts) included in the Assets; PLUS

                  (f) The sum of $1,342,500; MINUS

                  (e) The amount of the Assumed Liabilities pursuant to Section 2.1(a) above.

The parties shall consult with one another on the Closing Date with respect to the components of the Purchase Price set forth in Sections 3.1(a), (b), (c),
(d), (e) and (g) above, and shall agree in good faith on the amounts thereof on the Closing Date.

               3.2 PAYMENT OF PURCHASE PRICE.

                  (a) As a good faith deposit against the Purchase Price, the Buyer shall, on the earlier of January 5, 1997 or the date of the consummation of the proposed business combination between Smart Choice Holdings, Inc. and Eckler Industries, Inc., deposit with the Seller's counsel (as escrow agent) the sum of $100,000, which (i) shall be applied to the cash portion of the Purchase Price at the time of Closing, (ii) shall be paid to the Seller as liquidated damages in the event that and at such time as the Seller shall terminate this Agreement (provided that it then has the right to do so) in accordance with
Section 10 below, or (iii) shall be returned to the Buyer in the event that and at such time as the Buyer shall terminate this Agreement (provided that it then has the right to do so) in accordance with Section 10 below. In each case, all interest earned on the escrow deposit shall be paid with the principal of the escrow deposit. The parties hereby agree to execute and deliver any reasonable escrow agreement required by either of the parties or by the Escrow Agent in connection with the deposit pursuant to this Section 3.2(a).

                  (b) The Purchase Price, as determined in accordance with
Section 3.1 above, shall be paid to the Seller on the Closing Date (i) as to the first $900,000 thereof, by means of the issuance to the Seller (or, if so designated by written instruction of both Stockholders, to the Stockholders) of convertible redeemable preferred stock (the "Preferred Stock") of the Buyer's corporate parent, Smart Choice Holdings, Inc. (the "Parent"), having an aggregate liquidation preference (in priority to the common stock of the Parent) of $900,000, and otherwise having the relative rights, preferences and limitations set forth in the form Certificate of Stock Designation annexed hereto as EXHIBIT A (the "Certificate of Stock Designation"), (ii) as to the next $100,000 thereof, by application of the good faith deposit pursuant to

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Section 3.2(a) above, and (iii) as to the balance of the Purchase Price, by means of a certified or bank cashier's check payable to the Seller or (at the Seller's option) by wire transfer of immediately available funds to the account designated therefor by the Seller reasonably prior to the Closing Date.

                  (c) The Parent shall be committed, pursuant to the Certificate of Stock Designation, to (i) permit the holder(s) of the Preferred Stock to convert any or all of the Preferred Stock into common stock of the Parent at the rate of one (1) share of common stock for each $8.75 of liquidation value of the Preferred Stock (exclusive of interest earned on the Preferred Stock), (ii) grant to the holder(s) of the Preferred Stock a "piggyback" registration right in respect of the shares of common stock issuable upon conversion of the Preferred Stock (subject to customary cutbacks and indemnifications, and any lock-up or holdback agreements, to the extent required by the Parent's underwriter), until such time as the shares issued upon conversion of the Preferred Stock may be resold under Rule 144 or other comparable exemption from registration requirements, and (iii) redeem all of the Preferred Stock, together with all accrued interest thereon, on that date which is one hundred eighty
(180) days after the Closing Date, to the extent that such Preferred Stock has not theretofore been converted into common stock of the Parent as aforesaid.

                  (d) To the extent that the Seller's aggregate floor planning obligations on the Closing Date exceed the portion thereof to be assumed by the Buyer pursuant to Section 2.1(a) above, then the Seller shall apply a portion of the cash portion of the Purchase Price to the payment of the entire such excess floor planning obligations.

               3.3 NET PRICE. The foregoing Purchase Price for the Assets shall be in addition to the assumption of the Assumed Liabilities set forth in Section
2.1 above.

               3.4 ALLOCATION OF CONSIDERATION. The purchase price specified in
Section 3.1 above shall be allocated, as among the Assets and the Seller's covenants pursuant to Section 11 below, in accordance with SCHEDULE 3.4 annexed hereto.

            4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE
               STOCKHOLDERS.

               In connection with the sale of the Assets to the Buyer, the Seller and the Stockholders hereby jointly and severally represent and warrant to the Buyer as follows:

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               4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Seller is
a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to own its assets and conduct its business as owned and conducted on the date hereof. The Seller is duly qualified and in good standing as a foreign corporation under the laws of the State of Florida, and is not required to be qualified as a foreign corporation under the laws of any other jurisdiction.

               4.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller has been duly and validly authorized by the Board of Directors of the Seller and by the Stockholders (as the stockholders of the Seller). No further corporate authorization is required on the part of the Seller to consummate the transactions contemplated hereby.

               4.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Seller and the Stockholders, enforceable against the Seller and the Stockholders in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               4.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Seller and the Stockholders, nor compliance with the terms and provisions of this Agreement on the part of the Seller and the Stockholders, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Seller; (b) require the issuance to the Seller of any authorization, license, consent or approval of any federal or state governmental agency or any other person; (c) conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's certificate of incorporation or by-laws or any judgment, order, injunction, decree, agreement or instrument to which the Seller or either of the Stockholders is a party, or by which the Seller or either of the Stockholders is bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Seller or either of the Stockholders is a party or by which the Seller or either of the Stockholders is bound.

               4.5 SUBSIDIARIES AND INVESTMENTS. The Business is conducted entirely through, in the name and for the account of the Seller, and no portion or element of the Businessis conducted

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through, in the name or for the account of any subsidiary or affiliate of the Seller or either of the Stockholders.

               4.6 FINANCIAL INFORMATION. Annexed hereto as SCHEDULE 4.6 are the audited financial statements (including balance sheet, income statement and statement of cash flows) for the Seller as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the years then ended, and the unaudited financial statements of the Seller as of June 30, 1996 and for the six
(6) months then ended (collectively, the "Financial Statements"), all of which fairly reflect, in all material respects, the financial condition and results of operations of the Seller as of the dates thereof and for the periods then ended, in accordance with generally accepted accounting principles consistently applied (subject, in the case of the unaudited financial statements, to the absence of full footnote disclosures and to normal, non-material audit adjustments); and, without limitation of the foregoing, the Seller does not have any material liabilities, fixed or contingent, known or unknown, except to the extent reflected in the most recent of such Financial Statements or thereafter incurred in the normal course of the Seller's business.

               4.7 NO MATERIAL CHANGES. Since June 30, 1996, except as disclosed in SCHEDULE 4.7 annexed hereto, (a) the business of the Seller has been operated solely in the normal course, (b) there has been no material adverse change in the financial condition, operations or business of the Seller from that reflected in such Financial Statements, (c) the Seller has not incurred any material obligation or liability except in the normal course of business, (d) the Seller has not effected or suffered any material modification in its collection practices, or with respect to the timing and manner of payment of its accounts payable, and (e) there has not been any (i) sale, assignment or transfer by the Seller of any material assets or other part of its business, excluding the sale or disposition of inventory in the ordinary course of business, (ii) acquisition or commitment to acquire (whether by purchase, lease or otherwise) any capital assets by the Seller wherein the aggregate payments will exceed $10,000 (provided that this clause (ii) shall not be applicable with respect of purchases of inventory), (iii) increase or commitment to increase the compensation or benefits of any employees of the Seller, (iv) implementation or institution of any bonus, benefit, profit-sharing, pension, retirement or other plan or similar arrangement which was not in existence on June 30, 1996, or (v) new employment, consulting or management agreement, or modification of any existing employment, consulting or management agreement, by the Seller.

               4.8 TAX MATTERS. The Seller has, to the date hereof, timely filed all tax reports and tax returns required to be filed by the Seller, and the Seller has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use,

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property, excise, payroll and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Seller as of the date hereof have been fully paid, and all taxes and other assessments and levies which the Seller is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Seller.

               4.9 TITLE AND CONDITION OF THE ASSETS. The Seller has and owns good and marketable title to all of the Assets, free and clear of all liens, pledges, claims, security interests and encumbrances of every kind and nature (other than any such encumbrances to the extent securing the floor planning obligations to be assumed pursuant to Section 2.1(a) above). All of the Fixed Assets are in good operating condition and repair (reasonable wear and tear excepted), are adequate for their use in the Business as presently conducted, and are sufficient for the continued conduct of such Business.

               4.10 FRANCHISE RIGHTS. Except as disclosed in SCHEDULE 4.7 annexed hereto, the Seller is in compliance in all material respects with all of its obligations under its franchise agreements for its Volkswagen and Volvo dealerships, and neither the Seller nor either of the Stockholders has received any notice of any pending default, event of default or termination or threatened termination thereunder. To the best of the Seller's and the Stockholders' knowledge, the franchisors under such agreements are in compliance in all material respects with their respective obligations under such franchise agreements. Neither the Seller nor either of the Stockholders has any reason to believe that such franchisors will not consent (to the extent required under such franchise agreements) to the assignment of such franchise agreements to the Buyer hereunder, and the continued operation of the Business by the Buyer from and after the Closing Date.

               4.11 INVENTORY. All of the Seller's inventory of vehicles, and all of the Inventory (whether reflected in the Financial Statements or thereafter acquired by the Seller prior to the date hereof), is of a quality, age and quantity consistent with the historical practices of the Seller since January 1, 1993, and is valued on the Seller's books at the lower of cost or market (on a ____ basis).

               4.12 COMPLIANCE. To the best of the Seller's and the Stockholders' knowledge, the Seller is, and for the past three (3) years has been, in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business (including, without limitation, all applicable environmental laws, statutes, regulations, rules and

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ordinances), and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted; and the Seller is not in default or violation in respect of or under any of the foregoing, and neither the Seller nor either the Stockholders is aware of any past or present condition or circumstance in the Seller's business (including, without limitation, with respect to any real property now or previously occupied by the Seller) which could give rise to any material liability under any such law, statute, regulation, rule or ordinance. Without limitation of the foregoing, all odometer readings of the vehicles included in the Assets reflect, to the best of the Seller's and the Stockholders' knowledge, the actual mileage of the subject vehicle, and all service work in process included in the Assets will have been performed in a proper and professional manner in accordance with applicable service standards recommended or required by the subject vehicle manufacturers.

               4.13 REAL PROPERTY. The Seller does not own any real estate or any interest therein, except to the extent of its interest as lessee under the lease for its business premises at 4295 South Federal Highway, Stuart, Florida 34997 (which lease will be expressly superseded by the lease contemplated by Section 9.3 below). Such leased premises are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Business as presently conducted.

               4.14 INSURANCE. The Seller maintains, has in full force and effect, and has paid all premiums in respect of insurance covering its business and assets against such hazards and in such amounts as are normal and customary for businesses of similar size, scope and nature.

               4.15 EMPLOYEES. The Seller is not a party to or bound by any collective bargaining agreement, and no union is now certified or has claimed the right to be certified as a collective bargaining agent to represent any employees of the Seller. The Seller is not party to any employment agreement, consulting agreement or management agreement which is not terminable without cost or penalty upon less than thirty (30) days' prior written notice. The Seller has not had any material labor difficulty in the past two (2) years, and neither the Seller nor either of the Stockholders has received notice of any unfair labor practice charges against the Seller or any actual or alleged violation by the Seller of any law, regulation, or order affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

               4.16 EMPLOYEE BENEFITS. The Seller does not maintain and is not required and has no obligation to make any contributions to any bonus, pension, profit-sharing, retirement, deferred compensation, retirement, medical benefits or other such plan or

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arrangement for the benefit of any employee, former employee or other person, and the Seller does not have any obligations with respect to deferred compensation or future benefits to any past or present employee.

               4.17 CONTRACTS AND COMMITMENTS. Except for the franchise agreements described in Section 1.1(a) above, and those leases for which ongoing obligations are included in the Assumed Liabilities, there is no contract, agreement, commitment or understanding which is material to the ongoing operation of the Business. To the best of the Seller's and the Stockholders' knowledge, (a) the Seller and all other parties to the material contracts specified in this Section 4.17 have performed and complied in all material respects with all of their respective obligations thereunder, and (b) there is no outstanding material default or non-performance under any of such material contracts.

               4.18 LITIGATION. Except for one pending litigation brought by a former employee of the Seller alleging sexual harassment (as to which the Seller will retain responsibility and any liability thereunder), there is no pending or, to the best knowledge of the Seller and the Stockholders, threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Seller or relating to its business.

               4.19 INTELLECTUAL PROPERTY. The Seller has the valid right to utilize all trade names and other intellectual property utilized in its business (including but not limited to the trade name "Motorcars of Stuart"), and has not received notice of any claimed infringement of any of such intellectual property with the rights or property of any other person.

               4.20 GOING CONCERN. Neither the Seller nor either of the Stockholders has any knowledge of any fact, event, circumstance or condition (including but not limited to any announced or anticipated changes in the policies of any material supplier, referral source, client or customer) that would materially impair the ability of the Buyer to continue the Business heretofore conducted by the Seller in substantially the manner heretofore conducted by the Seller (other than general, industry-wide conditions).

               4.21 THE SHARES. The Seller and the Stockholders hereby confirm that the Preferred Stock constitutes "restricted securities" under applicable federal and state securities laws, and that none of the Preferred Stock (and/or any shares of common stock of the Parent into which any of the Preferred Stock may be converted) may be resold in the absence of an effective registration therefor under federal and state securities laws or an available exemption from such registration requirements. The Seller further confirms that it has received no assurance

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whatsoever as to whether or when any of the Preferred Stock (and/or any shares of common stock of the Parent into which any of the Preferred Stock may be converted) will be registered under federal or state securities laws, and that, accordingly, subject to Section 3.2 above, the Seller may be required to hold such securities indefinitely.

               4.22 DISCLOSURE AND DUTY OF INQUIRY. The Buyer is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller and the Stockholders in this Agreement.

            5. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

               In connection with the Buyer's purchase of the Assets from the Seller, the Buyer hereby represents and warrants to the Seller and the Stockholders as follows:

               5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

               5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly and validly authorized by the Board of Directors of the Buyer. No further corporate authorization is required on the part of the Buyer to consummate the transactions contemplated hereby.

               5.3 VALID AND BINDING AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

               5.4 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement on the part of the Buyer, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Buyer; (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency; (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which the Buyer is a party, or by which the Buyer is

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bound, or constitute a default thereunder; or (d) require the consent of any third party under any outstanding statute, regulation, judgment, order, injunction, decree, agreement or instrument to which the Buyer is a party, or by which the Buyer is bound.

               5.5 SHARES. The issuance of the Preferred Stock hereunder has been duly authorized by all necessary corporate action on the part of the Parent, and, when issued hereunder, the Preferred Stock will be validly issued, fully paid and non-assessable.

               5.6 DISCLOSURE AND DUTY OF INQUIRY. The Seller and the Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Buyer in this Agreement.

            6. THE SELLER'S OBLIGATIONS BEFORE THE CLOSING DATE.

               The Seller hereby covenants and agrees that, from the date hereof until the Closing Date:

               6.1 ACCESS TO INFORMATION. The Seller shall permit the Buyer and its counsel, accountants and other representatives, upon reasonable advance notice, during normal business hours and without undue disruption of the business of the Seller, to have reasonable access to all assets, properties, books, accounts, records, contracts, documents and information relating to the Business. The Buyer and its representatives shall also be permitted to freely consult with the Seller's counsel concerning the Business. Such information, together with any information which may be provided by the Buyer to the Seller or the Stockholders, shall be maintained by each party in confidence, and shall not be disclosed to any persons other than such parties' professional advisors assisting such party in connection with the transactions contemplated hereby; PROVIDED, HOWEVER, that information shall not be considered confidential to the extent that it (a) is a matter of common knowledge, (b) is generally known in the industry, or (c) is otherwise available to the recipient thereof other than by reason of a breach of this or any other binding confidentiality agreement.

               6.2 CONDUCT OF BUSINESS IN NORMAL COURSE. The Seller shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Seller as of the date hereof, without in each instance obtaining the prior written consent of the Buyer.

               6.3 PRESERVATION OF BUSINESS AND RELATIONSHIPS. The Seller shall use its best efforts, without making any commitments on behalf of the Buyer or incurring any unusual expenditures, to preserve its business organization intact, and to preserve its present relationships with customers, referral sources, suppliers and others having business relationships with the Seller.

               6.4 CORPORATE MATTERS. The Seller will not, without the prior written consent of the Buyer:

                  (a) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into or modify any employment, consulting or management agreements, or institute any bonus, benefit, profit sharing, pension, retirement or other such benefit plan or policy;

                  (b) modify in any material respect any material agreement to which the Seller is a party or by which it may be bound, except in the ordinary course of business;

                  (c) make any change in the Seller's management personnel;

                  (d) acquire any capital assets having an aggregate purchase price in excess of $1,000 (excluding purchases of inventory), or sell, assign or dispose of any capital asset(s) with a net book value in excess of $1,000 as to any one item;

                  (e) materially change its method of collection of accounts or notes receivable;

                  (f) incur any liability or indebtedness except, in each instance, in the ordinary course of business;

                  (g) subject any of the assets or properties of the Seller to any liens or encumbrances not in existence on the date hereof; or

                  (h) agree to do, or take any action in furtherance of, any of the foregoing.

            7. CONDITIONS PRECEDENT TO THE BUYER'S PERFORMANCE.

               The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Buyer:

               7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Seller and/or the Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to the Buyer under this

Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

               7.2 PERFORMANCE. The Seller and the Stockholders shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by the Seller and/or the Stockholders on or before the Closing Date.

               7.3 CERTIFICATION. The Buyer shall have received a certificate, dated the Closing Date, signed by the Seller and the Stockholders, certifying, in such detail as the Buyer and its counsel may reasonably request, that the conditions specified in Sections 7.1 and 7.2 above have been fulfilled.

               7.4 GOOD STANDING CERTIFICATES. The Seller shall have delivered to the Buyer certificates or telegrams issued by the Secretary of State of Illinois and the Secretary of State of Florida, evidencing the good standing of the Seller in the States of Illinois and Florida as of a date not more than ten
(10) days prior to the Closing Date.

               7.5 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any court or any governmental body or authority, against the Seller or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Business.

               7.6 CONSENTS. All necessary filings with, disclosures to and agreements and consents of governmental agencies and regulatory bodies (state, federal or local), and the franchisors under the Seller's franchise agreements for its Volkswagen and Volvo dealerships, all to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to the Buyer; and the Seller and the Stockholders shall have provided such reasonable assistance as may be requested by the Buyer in connection therewith.

               7.7 NO MATERIAL ADVERSE CHANGE. To the Closing Date, there shall have been no material adverse change (or event or condition likely to result in a material adverse change) in the financial or other condition of the Seller's assets, operations or business from that reflected in the June 30, 1996 Financial Statements included in SCHEDULE 4.6. Between the date of this Agreement and the Closing Date, assets of the Seller having an aggregate fair market value of $25,000 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, whether or not covered by insurance.

               7.8 ACCOUNTANT'S CONSENT. The Seller shall have caused to be delivered to the Buyer a written agreement executed by the Seller's independent certified public accountants, pursuant to which such accountants will agree (a) not to unreasonably withhold their consent to the use of such accountants' audit opinions and financial statements, and the inclusion of such accountants' name, in any registration statement and/or prospectus (including any amendments thereto) which may be filed by the Buyer or any of its affiliates subsequent to the Closing Date, and (b) not to unreasonably withhold, with respect to such financial statements and use of name, specific written consents bearing a then-current date in a form suitable for inclusion as an exhibit to any filing of any registration statement (including amendments thereto) which may be filed by the Buyer or any of its affiliates subsequent to the Closing Date.

            8. CONDITIONS PRECEDENT TO THE SELLER'S PERFORMANCE.

               The obligations of the Seller and the Stockholders to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Seller and the
Stockholders:

               8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Buyer in this Agreement and/or in any written statement delivered by the Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

               8.2 PERFORMANCE. The Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer on or before the Closing Date.

               8.3 CERTIFICATION. The Seller and the Stockholders shall have received a certificate, dated the Closing Date, signed by the Buyer, certifying, in such detail as the Seller and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

            9. CLOSING.

               9.1 PLACE AND DATE OF CLOSING. Unless this Agreement shall be terminated pursuant to Section 10 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ____________________________________________________________________________
________________________________________________________________________________
______________________________, or such other location as is agreed to between the Buyer and the Seller, at 10:00 A.M. local time on the later of (a) that day which is thirty (30) days after the consummation of the contemplated business combination between the Parent and Eckler Industries, Inc., or (b) January 20, 1997, or such later date (not later than January 27, 1997) as may be agreeable to the Buyer and the Seller (the date of the Closing being referred to in this Agreement as the "Closing Date").

               9.2 ACTIONS AT CLOSING. At the Closing, the Buyer and the Seller shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date; and in addition, (a) the Seller shall execute and deliver to the Buyer a bill of sale to effect the transfer of the Assets to the Buyer, in form and substance reasonably satisfactory to the Buyer and the Seller, (b) the Seller shall execute and deliver to the Buyer properly endorsed certificates of title to effect the transfer to the Buyer of all vehicles and other titled assets included in the Assets, (c) the Buyer and the Seller shall execute and deliver to one another an assignment and assumption agreement with respect to the Assumed Liabilities, in form and substance reasonably satisfactory to the Buyer and the Seller, and (d) the Seller shall have caused to be delivered to the Buyer the accountant's agreement contemplated by Section 7.8 above.

               9.3 NEW LEASE. At the Closing, as a condition precedent to the obligations of all parties hereunder, the Buyer and the owner of the Premises shall execute and deliver to one another a mutually acceptable "triple net" lease for the Premises, such lease to contain terms consistent with ADDENDUM "A" annexed hereto.

            10. TERMINATION OF AGREEMENT.

               10.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing: (a) by the mutual written consent of the Seller and the Buyer; (b) by the Buyer, or by the Seller, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party, (ii) the other party shall take any action prohibited by this Agreement, if such action shall or may have a material adverse effect on the Business and/or the transactions contemplated hereby, (iii) the other party shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Closing Date specified below, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of the Buyer or the Seller, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this

Agreement agrees or agree to pay such cost or penalty); or (c) by the Buyer, or by the Seller, at any time on or after January 27, 1997 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

            10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 10, no party to this Agreement shall have any further liability to the other, except that the confidentiality provisions of
Section 6.1 shall remain in full force and effect. In the event of termination by either party as above provided in this Section 10, prompt written notice shall be given to the other party.

            11. RESTRICTIVE COVENANTS.

               11.1 ACKNOWLEDGEMENTS. The Seller and the Stockholders acknowledge and agree that: (a) the business contacts, customers, suppliers, know-how, trade secrets, marketing techniques and other aspects of the Business have been of value to the Seller, and have provided the Seller (and will hereafter provide the Buyer) with substantial competitive advantage in the operation of the Business, and (b) by virtue of their previous relationships, the Seller and the Stockholders have detailed knowledge and possess confidential information concerning the Business.

               11.2 LIMITATIONS. Neither the Seller nor either of the Stockholders shall directly or indirectly, for itself or himself, or through or on behalf of any other person or entity:

                  (a) at any time from and after the Closing Date, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information relating to the Business of whatever nature existing on or prior to the date hereof (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (i) it is a matter of common knowledge or public record, (ii) it is generally known in the industry, or (iii) the Seller or the Stockholder can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

                  (b) at any time from and after the Closing Date, utilize any trade name or other good will heretofore associated with the Business (including, without limitation, the trade name "Motorcars of Stuart"); and/or

                  (c) at any time during the two (2) year period from and after the date hereof (the "Restrictive Period"), invest, carry on, engage or become involved, either as a principal, operator, an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than the Parent or any of its subsidiaries, affiliates, successors or assigns) which: (i) is or shall be located or operating, or soliciting or servicing automobile dealers, clients or customers located, anywhere within a twenty (20) mile radius (or, in the case of any Volvo dealership, a fifty (50) mile radius) of the Premises in Stuart, Florida, and (ii) is or becomes, at any time during the Restrictive Period, engaged in any manner in any retail sale, leasing or financing of automobiles or other consumer vehicles, or in any leasing or financing activities related to or arising out of any retail sale of automobiles or other consumer vehicles.

               11.3 REMEDIES.

                  (a) The parties hereby further acknowledge and agree that any breach, directly or indirectly, of Section 11.2 above will cause the Buyer irreparable injury for which there is no adequate remedy at law. Accordingly, the Seller and the Stockholders expressly agree that, in the event of any such breach or any threatened breach hereunder, directly or indirectly, the Buyer shall be entitled, in addition to any and all other remedies available (including but not limited to the liquidated damages provided for in Section 11.3(a) above), to seek and obtain, without requirement of posting any bond or other security, injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this Agreement.

                  (b) In the event of any dispute under or arising out of this
Section 11, the prevailing party or parties in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages that may be awarded, its or their reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

               11.4 SEVERABILITY. It is acknowledged, understood and agreed that the restrictions contained in this Section 11 (a) are made for good, valuable and adequate consideration received and to be received by the Seller and the Stockholders, and (b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Buyer and the good will thereof. It is intended that said provisions be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or other tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration, geographic area or in any other relevant respect, only to that extent necessary to render same valid and enforceable, and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

            12. INDEMNIFICATION.

               12.1 GENERAL.

                  (a) Without prejudice to any rights of contribution as among the Seller and the Stockholders, the Seller and the Stockholder shall jointly and severally defend, indemnify and hold harmless the Buyer from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Buyer may incur, sustain or suffer ("Losses") as a result of (i) any breach of, or failure by the Seller or the Stockholders to perform, any of the representations, warranties, covenants or agreements of the Seller or the Stockholders contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Seller or the Stockholders under this Agreement, or (ii) any failure by the Seller to pay or perform when due any of its retained liabilities.

                  (b) The Buyer shall defend, indemnify and hold harmless the Seller and the Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that the Seller or either of the Stockholders may incur, sustain or suffer as a result of (i) any breach of, or failure by the Buyer to perform, any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement, or (ii) any failure by the Buyer to pay or perform when due any of the Assumed Liabilities.

               12.2 LIMITATIONS ON CERTAIN INDEMNITY.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, (i) neither the Seller nor the Stockholders shall be liable to the Buyer with respect to Losses unless and until the aggregate amount of all Losses incurred by the Buyer shall exceed the sum of $15,000 (the "Basket"), and (ii) the Seller and the Stockholders shall thereafter be jointly and severally liable for all Losses in excess of the Basket, provided that the Seller's and the Stockholders' maximum aggregate liability in respect of all Losses shall not, in the absence of proven fraud by the Seller or either of the Stockholders in respect of any particular Losses, in any event exceed the limitations set forth in Section 8.2(b) below; PROVIDED, HOWEVER, that the Basket and such limitation on liability shall not be available with respect to, and there shall not be counted against the Basket or such limitation of liability, any Losses arising by reason of (A) any breach by the Seller or either of the Stockholders of Section 11.2 above, (B) any failure by the Seller to pay or perform when due any of its retained liabilities, or (C) any Losses involving proven fraud by the Seller or either of the Stockholders.

                  (b) Except with respect to any Losses involving proven fraud by the Seller or either of the Stockholders, or any breach of Section 11.2 above, or any failure by the Seller to pay or perform when due any of its retained liabilities, the Seller and the Stockholders shall not be required to pay indemnification hereunder in an aggregate amount in excess of the Purchase Price. To the extent that, at the time of payment, the Seller or the Stockholders still hold any Preferred Stock, then the Seller and/or the Stockholders shall have the option of satisfying any claim in respect of Losses by tendering to the Parent for cancellation a number of shares of Preferred Stock having an aggregate liquidation value equal to the amount of the subject claim which is to be satisfied in such manner.

                  (c) The Buyer shall be entitled to indemnification by the Seller and the Stockholders for Losses only in respect of claims for which notice of claim shall have been given to the Seller or the Stockholders on or before March 31, 1998.

               12.3 CLAIMS FOR INDEMNITY. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party or parties in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

                  12.4 RIGHT TO DEFEND. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

            13. POST-CLOSING EVENTS.

               13.1 ANNOUNCEMENTS. No party hereto shall make any disclosure or public announcement of the consummation of the transactions pursuant to this Agreement, or of any of the terms thereof, without the prior review and approval thereof by the Buyer (in the case of any proposed disclosure or public announcement by the Seller or either of the Stockholders) or JW (in the case of any proposed disclosure or public announcement by the Buyer), such approval not to be unreasonably withheld or delayed.

               13.2 EMPLOYEES. The Buyer shall be permitted to offer employment to any or all employees of the Seller as of the Closing Date, on such terms as shall be mutually agreeable to the Buyer and each subject employee. Nothing contained in this Agreement shall be deemed to obligate the Buyer to offer or provide employment to any employee of the Seller, or to assume any pre-Closing Date obligations owed by the Seller to any of such employees.

               13.3 SALES TAXES. All real estate taxes (to the extent imposed on the Seller pursuant to the lease for the Premises) and all state, city and county personal property taxes attributable to the Assets shall be prorated as of the Closing Date. The Seller will prepare and file a final sales tax return and payment within fifteen (15) days after the Closing Date, and shall indemnify and hold harmless the Buyer in respect of any and all sales taxes payable in respect of the Seller's operations for periods through and including the Closing Date.

               13.4 ACCOUNTS RECEIVABLE. In the event and to the extent that the Buyer shall, following the Closing Date, receive any payments in respect of the Seller's accounts receivable, the Buyer shall be deemed to have received such payments in trust for the benefit of the Seller, and shall immediately turn over any and all such payments in the form received. The Buyer shall be under no obligation to pursue collection of any of the Seller's accounts receivable, or to send any bills or statements in respect thereof; and the Buyer shall have no authority to make any adjustments or compromises in respect of the Seller's accounts receivable (which authority shall, as between the Buyer and the Seller, remain solely with the Seller).

               13.5 BOOKS AND RECORDS. From and after the Closing Date, the Buyer shall permit the Seller and its representatives, from time to time upon reasonable prior notice and during normal business hours so as not to unduly interfere with the conduct of the Buyer's business, to have access at the Buyer's business premises to those books and records conveyed as part of the Assets, including but not limited to sales and service records of the Seller and its predecessor, Blow's Exposition. In the event and to the extent that the Buyer may determine to dispose of any of such books and records following the Closing Date, the Buyer shall permit the Seller a reasonable opportunity to remove such books and records from the Buyer's business premises at the Seller's sole cost and expense.

               13.6 FURTHER ASSURANCES. From time to time from and after the date hereof, the parties will execute and deliver to one another any and all further agreements, instruments, certificates and other documents as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of the Business to the Buyer hereunder. Without limitation of the foregoing, the Seller shall cooperate with the Buyer in order to cause the local telephone company to transfer to the Buyer's name and account all telephone numbers and fax numbers currently held by the Seller (provided that the Buyer acknowledges that the transfer of such telephone numbers and fax numbers is in the discretion of the local telephone companies).

            14. COSTS.

               14.1 FINDER'S OR BROKER'S FEES. Each of the Buyer, the Seller and the Stockholders represents and warrants that neither they nor any of their respective affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except that the Buyer agrees to be solely responsible for any compensation payable to Greyhouse Services Corporation in connection with the transactions contemplated by this Agreement.

               14.2 EXPENSES. The Buyer, the Seller and the Stockholders shall each pay all costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

            15. FORM OF AGREEMENT.

               15.1 EFFECT OF HEADINGS. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

               15.2 ENTIRE AGREEMENT; WAIVERS. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, the Schedules hereto, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               15.3 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            16. PARTIES.

               16.1 PARTIES IN INTEREST. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

               16.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service, properly addressed and with all charges prepaid or billed to the account of the sender, or (c) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                   (i)  If to the Seller and/or the Stockholders:

                        Jack Winters Enterprises, Inc.
                        d/b/a Motorcars of Stuart
                        4205 South Federal Highway
                        Stuart, Florida  34997
                        Attn: Jack Winters

                   (ii) If to the Buyer:

                        c/o Smart Choice Holdings, Inc.
                        625 Main Street, Suite 25
                        Windermere, Florida 34786
                        Attn: Tom Conlan

or to such other address as any party shall have specified by notice in writing given to the other party.

            17. MISCELLANEOUS.

               17.1 AMENDMENTS AND MODIFICATIONS. No amendment or modification of this Agreement or any Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

               17.2 NON-ASSIGNABILITY; BINDING EFFECT. Neither this Agreement, nor any of the rights or obligations of any of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto; PROVIDED, HOWEVER, that the Buyer shall have the right, without requirement of any consent of the Seller or the Stockholders, (a) at any time up to and including the Closing Date, to assign all of its rights and obligations hereunder to any other affiliate of the Parent, and (b) at any time and from time to time on or after the Closing Date, to assign its rights and remedies for indemnification hereunder to any financial institution or other lender providing financing to the Buyer or any permitted assignee of the Buyer. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

               17.3 GOVERNING LAW; JURISDICTION. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within such State. Except for any judicial proceeding seeking equitable relief as contemplated by Section 11.3(b) above, or as otherwise provided in Section 12.3 above, any claim, dispute or controversy arising under

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
or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before a single arbitrator in Orlando, Florida, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. As part of his or her award, the arbitrator shall make a fair allocation of the fee of the American Arbitration Association, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award so rendered in any court having jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                  FIRST CHOICE AUTO FINANCE, INC.

                                  By: ------------------------------

                                  JACK WINTERS ENTERPRISES, INC.

                                  By: ------------------------------

                                  ----------------------------------
                                  JACK WINTERS

                                  ----------------------------------
                                  F. CRAIG CLEMENS

         The undersigned, SMART CHOICE HOLDINGS, INC., being the "Parent" named in the foregoing Agreement, hereby (a) joins in the representations and warranties of the Buyer made in Section 5.5 of the foregoing Agreement, (b) agrees to issue to the Seller, as contemplated by Section 3 of the foregoing Agreement, the shares of Preferred Stock which may hereafter become issuable pursuant to such Section 3.1, and (c) agrees to effect the redemption of any remaining Preferred Stock as contemplated by Section 3.2(c) of the foregoing Agreement.

                                   SMART CHOICE HOLDINGS, INC.

                                   By: ------------------------------

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